As filed with the U.S. Securities and Exchange Commission on February 10, 2025.

Registration No. 333-284106

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 3

to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Anbio Biotechnology
(Exact Name of Registrant as Specified in its Charter)

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Not Applicable
(Translation of Registrant’s name into English)

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Cayman Islands	2835	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Wilhelm Gutbrod Str 21B, 60437,
Frankfurt am Main,
Germany
+49 16 0962 47281

(Address, including zip code, and telephone number, including area code, of Registrant’sprincipal executive offices)

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C T Corporation System
128 Liberty Street
New York, NY 10005
+1-212-894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 T: 212-588-0022	Tony Liu, Esq. Focus Law 4501 E La Palma Ave, 230 Anaheim, CA 92807 T: 714-415-2007

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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†  The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the registration statement on Form F-1 (File No. 333-284106) (the “Registration Statement”) is filed solely for the purpose of re-filing Exhibit 23.1. This Amendment No. 3 does not modify any provision of the preliminary prospectus contained in Part I of to the Registration Statement. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against any liability incurred by such directors or officers in carrying out their functions, other than by reason of such person’s willful default or fraud.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Anbio Biotechnology was incorporated on July 27, 2021. Upon incorporation, the Company issued 100 ordinary shares in total to founding shareholders at par value per ordinary share. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

On June 30, 2023, the Company adopted its amended and restated memorandum and articles of association pursuant to which the total authorized share capital of the Company consists of 500,000,000 shares, par value US$0.0001 per share, divided into (i) 400,000,000 Class A Ordinary Shares with a par value of US$0.0001 each and (ii) 100,000,000 Class B Ordinary Shares with a par value of US$0.0001 each.

With an economic effective date of June 30, 2023, the Company issued an aggregate of 42,291,200 Class A Ordinary Shares (“Class A Issuance”), to CVC Investment, Northwestern Investment, Atlantic Capital Investment, Bain Investment, Deutschland Investment, Dubai Capital Invest, Dubai International Capital, French Republic Invest, Insights Investment Group, Intelligent Investment, Knight Investment, Morgan & Morgan Investment, National State Investment, Powell Management, Republic Francaise Investment, Sigma Investment, State Capital, State Investment, State Republic Investment, United Health Investment, and Walton Investment Management for a total consideration of $8,009.

In addition to the Class A Ordinary Shares, the Company issued 49,999,999, Class B Ordinary Shares (“Class B Issuance”) to each of CVC Investment and Northwestern Investment for a total consideration of $10,000.

These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act. No underwriters were involved in these issuances of the Class A or Class B Shares.

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association
5.1*	Opinion of Mourant Ozannes (Cayman) LLP regarding the validity of the Class A Ordinary Shares being registered
10.1*	Service Agreement by and between Anbio Biotechnology and Michael Lau
10.2*	Service Agreement by and between Anbio Biotechnology and Suki Song

Exhibit Number	Description
10.3*	Service Agreement by and between Anbio Biotechnology and Chris Tian
10.4*	Form of Supply Agreement
10.5*	Executive Compensation Plan
10.6*	Form of Service Agreement
10.7*	Form of Director offer letter
14.1*	Code of Ethics and Business Conduct
14.2*	Executive Compensation Recovery Policy
21.1*	List of Subsidiaries
23.1**	Consent of YCM CPA INC.
23.2*	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
23.3*	Consent of BCC Research, LLC
99.2*	Audit Committee Charter
99.3*	Nominating Committee Charter
99.4*	Compensation Committee Charter
99.5*	Consent of Nancy Hartzler
99.6*	Consent of Kenneth Li
99.7*	Consent of David Hsu
99.8*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107*	Filing Fee Table

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*        Previously filed

**      Filed herewith.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)      That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)      That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germany, on February 10, 2025.

Anbio Biotechnology
By:	/s/ Michael Lau
Name:	Michael Lau
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on February 10, 2025.

Signature	Title
/s/ Michael Lau	Chief Executive Officer
Name: Michael Lau	(Principal Executive Officer)
/s/ Suki Song	Chief Financial Officer
Name: Suki Song	(Principal Accounting and Financial Officer)
/s/ Cany Xu	Director
Name: Cany Xu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Anbio Biotechnology, has signed this registration statement or amendment thereto in New York, NY, United States on February 10, 2025.

Authorized U.S. Representative
C T Corporation System
By:	/s/ Denise Bell
Name:	Denise Bell
Title:	Assistant Secretary